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                  SEEQ Technology Incorporated
                           EXHIBIT 11
          SCHEDULE OF COMPUTATION OF EARNINGS PER SHARE
             (in thousands except per share amounts)

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                                                      Three Months Ended                           Nine Months Ended
                                           ----------------------------------------      --------------------------------------
                                                June 30,               June 30,              June 30,              June 30,
                                                  1995                   1994                  1995                  1994
                                           ------------------      ----------------      ----------------      ----------------


                                                         (Unaudited)                                  (Unaudited)
Primary
Earnings:
                                           ------------------      ----------------      ----------------      ----------------
    Net income (loss)                                  $321                  $473                $1,285              $(8,335)
                                           ==================      ================      ================      ================
Shares:
    Average common shares
        outstanding                                  27,854                25,712                26,525                23,777
    Add effects of dilutive
        options and warrants (as
        determined by the
        treasury stock method)                        2,433                    76                   840                     -
                                           ------------------      ----------------      ----------------      ----------------
    As adjusted                                      30,287                25,788                27,365                23,777
                                           ==================      ================      ================      ================
Primary earnings per share                            $0.01                 $0.02                 $0.05                $(0.35)
                                           ==================      ================      ================      ================

Fully Diluted
Earnings:
    Net income                                         $321                                      $1,285
                                           ==================                            ================
Shares:
    Average common shares
        outstanding                                  27,854                                      26,525
    Add incremental effect of
        dilutive options and
        warrants (as determined
        by the treasury stock
        method)                                       3,775                                       3,657
                                           ------------------                            ----------------
    As adjusted                                      31,629                                      30,182
                                           ==================                            ================
Fully diluted earnings per share                 $0.01                                        $0.04
                                           ==================                            ================



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